FOR IMMEDIATE RELEASE

Exhibit 99.1

Contact:
Idenix Pharmaceuticals, Inc.
Media: Teri Dahlman (617) 995-9905
Investors: Amy Sullivan (617) 995-9838

IDENIX PHARMACEUTICALS ANNOUNCES FIRST QUARTER FINANCIAL RESULTS

Cambridge, MA; April 28, 2005 – Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of human viral and other infectious diseases, today reported unaudited financial results for the first quarter ended March 31, 2005. For the first quarter ended March 31, 2005, Idenix reported total revenues of $14.9 million, compared with total revenues of $16.7 million in the first quarter of 2004. Total revenues include reimbursement by Novartis of expenses incurred by Idenix in connection with the development of telbivudine and valtorcitabine, Idenix’s drug candidates for the treatment of hepatitis B, and amortization of the up-front fees paid to Idenix in May 2003 when Novartis licensed Idenix’s hepatitis B drug candidates.

Idenix reported a net loss of $9.3 million, or a loss of $0.19 per basic and diluted share for the first quarter ended March 31, 2005 compared to a net loss of $5.9 million, or a loss of $0.16 per basic and diluted share for the first quarter ended March 31, 2004. At March 31, 2005, Idenix’s cash, cash equivalents and marketable securities totaled $148.1 million.

Business Highlights
“We continue to make steady progress in all of our programs,” said Jean-Pierre Sommadossi, chairman and chief executive officer of Idenix. “By year end, we expect to file an NDA with the U.S. Food and Drug Administration for our drug candidate for the treatment of hepatitis B, telbivudine. We are also rapidly advancing the clinical program of our lead drug candidate for the treatment of hepatitis C, valopicitabine (NM283), which is currently in a phase IIb trial.”

The accomplishments realized by Idenix to date in 2005 include:

•	Enrollment of two phase IIIb marketing trials of telbivudine is continuing as planned. One trial, comparing the results of treatment with telbivudine against treatment with adefovir in HBeAg positive patients, is now fully enrolled. The second trial is evaluating the clinical outcomes of patients who switch during the course of therapy from treatment with lamivudine to treatment with telbivudine.

•	Advancement of the company’s hepatitis C clinical program with positive preliminary phase IIa data in HCV genotype 1 treatment naïve patients demonstrating that the nine patients receiving the combination of valopicitabine (NM283) plus Peg-Intron® who have reached 24 weeks of treatment achieved a mean HCV RNA reduction from baseline of 4.5 log10, or more than a 99.99 percent reduction in viral load, at week 24.

•	Enrollment of the 171 patient phase IIb clinical trial of valopicitabine (NM283) plus Pegasys® in patients who have failed prior interferon-based therapy is progressing as planned with more than 110 patients on treatment to date.

2005 Expectations
Based on the expected timing and cost of current and anticipated clinical trials and the planned growth of Idenix’s commercial operations, the company continues to expect its net use of cash to be between $77 million and $87 million in 2005, which would result in 2005 year-end cash, cash equivalents and marketable securities of between $70 million and $80 million.

Conference Call Information
Idenix will hold a conference call today at 4:30 p.m. Eastern time. Company management will review financial results, 2005 corporate milestones and financial guidance. A live webcast of the call will be available on the company’s website www.idenix.com. Please log in approximately 10 minutes before the call to ensure a timely connection.

About Idenix
Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX) is a biopharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of human viral and other infectious diseases. Idenix’s current focus is on the treatment of infections caused by hepatitis B virus, hepatitis C virus and human immunodeficiency virus (HIV). Idenix’s headquarters are located in Cambridge, Massachusetts. The company also has drug discovery and development operations in Montpellier, France and drug discovery operations in Cagliari, Italy. For further information about Idenix, please refer to http://www.idenix.com.

Forward-looking Statements
This press release contains “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Statements in this press release other than those that are historical in nature are “forward-looking statements.” Forward looking statements, which include statements with respect to the potential therapeutic benefits and successful development of the company’s product candidates and the company’s drug discovery and research, regulatory approval processes and commercialization activities, are subject to numerous factors, risks and uncertainties that may cause actual events or results to differ materially from the company’s current expectations. These risks and uncertainties relate to the results of clinical trials and other studies with respect to the product candidates that the company has under development; the timing and success of submission, acceptance and approval of regulatory filings; the company’s dependence on its collaboration with Novartis Pharma AG; the company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; the ability of the company to attract and retain qualified personnel and the company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. These and other risks are described in greater detail under the caption “Factors That May Affect Future Results” in Item 7 of the company’s annual report on Form 10-K for the year ended December 31, 2004 and filed with the Securities and Exchange Commission and other filings that the company makes with the Securities and Exchange Commission.

All forward-looking statements reflect the company’s expectations only as of the date of this release and should not be relied upon as reflecting the company’s views, expectations or beliefs at any date subsequent to the date of this release. Idenix anticipates that subsequent events and developments may cause these views, expectations and beliefs to change. However, while Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

Peg-Intron® is a registered trademark of Schering-Plough Corporation. Pegasys® is a registered trademark of Hoffmann-La Roche.

IDENIX PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended
	March 31,
	2005	2004
Revenues:
License fees and collaborative research and development — related party	$14,826	$16,630
Government research grants	77	65

Total revenues	14,903	16,695
Operating expenses:
Research and development	18,463	18,410
General and administrative	5,195	3,462
Sales and marketing	1,419	901

Total operating expenses	25,077	22,773

Loss from operations	(10,174)	(6,078)
Investment income, net	819	78
Other expense	—	(1)

Loss before income taxes	(9,355)	(6,001)
Income tax benefit	89	114

Net loss	($9,266)	($5,887)

Basic and diluted net loss per share	($0.19)	($0.16)

Shares used in calculation of net loss per share	47,956	36,474

IDENIX PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	March 31,	December 31,
	2005	2004
ASSETS
Cash and cash equivalents	$48,101	$42,083
Marketable securities	70,769	38,429
Accounts receivable, related party	12,640	16,243
Other current assets	2,549	3,231

Total current assets	134,059	99,986
Property and equipment, net	6,876	6,805
Marketable securities, non-current	29,232	76,754
Other assets	3,612	3,573

Total assets	$173,779	$187,118

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$18,128	$19,919
Deferred revenue, related party	9,598	9,695
Other current liabilities	353	249

Total current liabilities	28,079	29,863
Long-term obligations	8,405	9,418
Deferred revenue, related party, net of current portion	35,990	38,779

Total liabilities	72,474	78,060
Stockholders’ equity	101,305	109,058

Total liabilities and stockholders’ equity	$173,779	$187,118